                                                                    EXHIBIT 99.2


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR
                 --------------------------------------------

The undersigned, pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, hereby consents to being named as a person about to become a Director of NationsBank Corporation in the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 of NationsBank Corporation to be filed by NationsBank Corporation with the Securities and Exchange Commission in connection with the Agreement and Plan of Merger, dated as of August 29, 1996, as amended, among NationsBank Corporation, NB Holdings Corporation and Boatmen's Bancshares, Inc.

Dated November 12, 1996
      ------------


                                        /s/ Andrew B. Craig, III
                                        ---------------------------
                                            Andrew B. Craig, III